UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Harvard Apparatus Regenerative Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 233-7300

Biostage, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HRGN	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

May 2026 Bridge Note

On May 8, 2026, Harvard Apparatus Regenerative Technology, Inc. (the “Company”) entered into a loan arrangement with Junli He, the Chairman and Chief Executive Officer of the Company (the “Lender”), pursuant to which the Lender agreed to loan the Company an aggregate amount of $200,000 as evidenced by a Bridge Note executed by the Company in favor of, and accepted by, the Lender (the “May Bridge Note”).

The May Bridge Note accrues interest at an annual fixed rate of 8%, calculated on the basis of the actual number of days elapsed in a 360-day year, and the principal amount thereof will be due and payable in full, together with all accrued and unpaid interest thereon, on the earlier to occur of (a) the closing date (or later date of capital being provided pertaining to such continued offering that the following threshold is tripped) of the Company’s next capital raise that includes gross proceeds of at least $5,000,000 or (b) May 8, 2027. In the event the Company issues equity securities in a transaction or series of related transactions resulting in aggregate gross proceeds to the Company of at least $200,000, excluding the indebtedness evidenced by the May Bridge Note, on or before the maturity date, the outstanding balance of the May Bridge Note (all principal and accrued interest) may be converted, at the Lender’s option, into such equity securities at the per unit price paid by the purchasers in such financing. The May Bridge Note contains covenants and provides for certain events of default, including if the Company fails to pay when due any amount owed thereunder, fails to comply with any agreement, covenant, condition, provision or term contained therein, and other customary events of default. The Company may prepay the May Bridge Note at any time without penalty or premium.

July 2026 Bridge Note

On July 16, 2026, the Company entered into a further loan arrangement with the Lender, pursuant to which the Lender agreed to loan the Company an aggregate amount of $200,000 as evidenced by a Bridge Note executed by the Company in favor of, and accepted by, the Lender (the “July Bridge Note” and, together with the May Bridge Note, the “Bridge Notes”).

The July Bridge Note accrues interest at an annual fixed rate of 8%, calculated on the basis of the actual number of days elapsed in a 360-day year, and the principal amount thereof will be due and payable in full, together with all accrued and unpaid interest thereon, on the earlier to occur of (a) the closing date (or later date of capital being provided pertaining to such continued offering that the following threshold is tripped) of the Company’s next capital raise that includes gross proceeds of at least $5,000,000 or (b) July 16, 2027. In the event the Company issues equity securities in a transaction or series of related transactions resulting in aggregate gross proceeds to the Company of at least $200,000, excluding the indebtedness evidenced by the July Bridge Note, on or before the maturity date, the outstanding balance of the July Bridge Note (all principal and accrued interest) may be converted, at the Lender’s option, into such equity securities at the per unit price paid by the purchasers in such financing. The July Bridge Note contains covenants and provides for certain events of default, including if the Company fails to pay when due any amount owed thereunder, fails to comply with any agreement, covenant, condition, provision or term contained therein, and other customary events of default. The Company may prepay the July Bridge Note at any time without penalty or premium.

Because Mr. He is the Chairman and Chief Executive Officer of the Company, each of the Bridge Notes constitutes a related party transaction. The terms of the Bridge Notes were reviewed and approved by the disinterested members of the Board of Directors of the Company (the “Board”).

As of the date of this Amendment, the aggregate principal amount outstanding under the Bridge Notes is $400,000.

The foregoing descriptions of the May Bridge Note and the July Bridge Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the May Bridge Note and the July Bridge Note is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Bridge Note dated as of May 8, 2026, by Harvard Apparatus Regenerative Technology, Inc. in favor of Junli He.
10.2	Bridge Note dated as of July 16, 2026, by Harvard Apparatus Regenerative Technology, Inc. in favor of Junli He.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

Date: August 3, 2026	By:	/s/ Joseph L. Damasio, Jr.
Joseph L. Damasio, Jr.
Chief Financial Officer